EXHIBIT 21.1


                   SUBSIDIARIES OF NEBRASKA BOOK COMPANY, INC.


                                             State or
                                            Country of
               Entity                      Organization
---------------------------------------- ----------------

Specialty Books, Inc.                        Delaware

NBC Textbooks LLC                            Delaware

College Book Stores of America, Inc.         Illinois

Net Textstore LLC                            Delaware